Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of CollPlant Holdings Ltd. of our report dated March 31, 2019 relating to the financial statements, which appears in CollPlant Holdings Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 8, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited